Exhibit 3.23
File Number 5088-590-9
State of Illinois
office of
The Secretary of State
WHEREAS, Articles of Amendment to the Articles of Incorporation of SYSTEMS DESIGN, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.
Now, therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.
     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 31st day of December A.D. 1984 and of the Independence of the United States the two hundred and 9th.

/s/ Jim Edgar
Secretary of State
(SEAL)

File #

Submit in Duplicate Remit payment in Check or Money Order, payable to “Secretary of State’” DO NOT SEND CASH!	JIM EDGAR Secretary of State State of Illinois ARTICLES OF AMENDMENT	This Space For Use By Secretary of State Date 12-31-84 License Fee $ Franchise Tax $29 Filing Fee $ Clerk BH
Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE	The name of the corporation is Systems Design, Inc.
                                                                                                                                                                                    (Note 1)

ARTICLE TWO	The following amendment of the Articles of Incorporation was adopted on December 21, 1984 in the manner indicated below. (“X” one box only.) .

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; .
(Note 4)

☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 4)

(INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

(New Name)

All changes other than name, include on page 2
(over)

Resolution
RESOLVED that Article Five of the Articles of Incorporation be amended as follows:
PARAGRAPH 1: The aggregate number of shares which the Corporation is authorized to issue is 4,500,000 shares divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any; of the shares of each class, or a statement that the shares of any class are without par value, areas follows:

	Series	Number of	Par value per share or statement
Class	(If Any)	Shares	that shares are without par value
A Common	None	1,500,000	$1.00
B Common	None	3,000,000	$1.00
PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
A.	Voting Rights. The holder of the Class B Common Shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.

B.	Restriction on Transfer. Class B Common Share shall not he sold, assigned, or otherwise transferred, unless first offered for sale to the corporation, in the following manner:
The Seller shall notify the Corporation in writing of his desire to sell Class B Common Shares, and shall offer said shares to the Corporation at no more than the net book value thereof, as determined by the Board of Directors. The Corporation, within 60 days after its receipt of such offer, shall advise Seller of the Corporation’s acceptance or rejection of the offer. If the offer be accepted, it shall be the duty of the Seller forthwith to surrender to the Corporation the Class B Common Shares which were the subject of such offer. Such shares shall be deemed to be property of the Corporation; and the right of the Seller to receive dividends thereon and or other rights shall cease. However, if the offer is rejected, the Seller shall be at liberty to sell, assign, or otherwise transfer such shares, provided that the shares, if sold, shall not be sold at a price less than the price at which the Corporation had declined to purchase them. Any sale or transfer made other than in the above manner shall be void.

ARTICLE THREE	The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

ARTICLE FOUR	(a) The manner, if not set forth in the amendment, in which said amendment effects a change in the amount of paid-in capital* is as follows: (If not applicable, insert “No change”)
No Change
(b) The amount of paid-in capital as changed by this amendment is as follows: (If not applicable, insert “No change”)
No Change

	Before Amendment	After Amendment
Paid-in Capital	$	$
     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated December 21, 1984	Systems Design, Inc.

(Exact Name of Corporation)

attested by:		by:

	(Signature of Secretary or Assistant Secretary		(Signature of President or Vice President

	Joseph A. LaMantia, Secretary		Eugene R. Roman, President

	(Type or Print Name and Title)		(Type or Print Name and Title)

*	“Paid-in Capital” replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.

Certificate 113644
State of Illinois
office of
The Secretary of State
To all to whom these Presents Shall Come, Greeting:
WHEREAS, Articles of Articles of Incorporation of duly signed and verified of SYSTEMS DESIGN, INC. have been filed in the Office of the Secretary of State on the 21st day of April A.D. 1976, as provided by “The Business Corporation Act” of Illinois, in force July 13, A.D. 1933.
Now, therefore, I, Michael J. Howlett, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of incorporation and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.
     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois. Done at the City of Springfield, this 21st day of April A.D. 1976 and of the Independence of the United States the two hundred and 00.

/s/ Michael J. Howlett
Secretary of State
(SEAL)

FORM B C A-47
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,
		ss.	(Do note write in this space)
			Date Paid	4/21/76
Cook	COUNTY		Initial License Fee	$.50
			Franchise Tax	$31.25
TO MICHAEL J. HOWLETT, Secretary of State			Filing Fee	$75.20

	3167 32		Clerk	$106.75
The undersigned,

	Address
Name	Number	Street	City	State

Eugene R. Roman	18534	Page	Homewood,	Illinois
Mark Schutz	2320	182nd. Court	Lansing,	Illinois
being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation hereby incorporated is: Systems Design, Inc.
ARTICLE TWO
The address of its initial registered office in the State of Illinois is: 18534 Page Street, in the Village of Homewood (60430) County of
Cook and the name of its initial Registered Agent at said address is: Eugene R. Roman                                            (Zip Code)
ARTICLE THREE
The duration of the corporation is:      Perpetual,     APR 28, 1976
Michael J. Howlett
Secretary of State

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
Computer systems, software design, business management and all related activities.
ARTICLE FIVE
PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 100 shares, divided into One classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement
Class	(If Any)	Shares	that shares are without par value
Common		100	$10.00
PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
None

ARTICLE SIX
     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of	Number of	Total consideration to be
Shares	Shares	received therefor:
Common	100	$1,000.00
		$
ARTICLE SEVEN
     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is: Two (2)
ARTICLE NINE
PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $___

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $___

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $___

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $___
     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

/s/

/s/

Incorporators

     NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or any Assistant Secretary.
OATH AND ACKNOWLEDGMENT
STATE OF ILLINOIS
Cook County           ss.
     I, Arlene M. LaMantia, A Notary Public, do hereby certify that on the 21st day of April 1976 Eugene R. Roman and Mark A. Schutz personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements there contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Arlene M. LaMantia

Notary Public

FORM B C A-47

ARTICLES OF INCORPORATION

The following fees are required to be paid at the time of issuing Certificate of Incorporation: Filing fee $75.00; Initial license fee of 50¢ per $1,000.00 or 1 /20th of 1% of the amount of stated capital and paid-in, surplus the corporation proposes to issue without further report. (Article Six); Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $25.00 and varies monthly on $25,000, or less, as follows: January, $37.50; February, $35.42; March, $33.33; April, $31.25; May, $29.17; June, $27.08; July, $25.00; August, $22.92; September, $20.83. October, $18.75; November, $16.67; December, $14.58; (See Sec. 133 BCA).
In excess of $25,000, the franchise tax per $1,000.00 is as follows: Jan., $1.50; Feb., 1.4167; March, 1.3334; April, 1.25; May, 1.1667; June, 1.0834; July. 1.00; Aug., .9167; Sept., .8334; Oct., .75; Nov., .6667; Dec., .5834.
All shares issued in excess of the amount mentioned in article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.
The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $75.00.
FILED
APR 21, 1976
Michael J. Howlett
Secretary of State